                                                                  Exhibit (a)(3)

            EATON VANCE TAX-MANAGED PREMIUM AND DIVIDEND INCOME FUND

                        AMENDMENT TO DECLARATION OF TRUST

AMENDMENT, made, to the Agreement and Declaration of Trust made October 5, 2005, as amended November 9, 2005 (hereinafter called the "Declaration") of EATON VANCE TAX-MANAGED PREMIUM AND DIVIDEND INCOME FUND, a Massachusetts business trust (hereinafter called the "Trust"), by the undersigned being at least a majority of the Trustees of the Trust in office.

WHEREAS, Section 8.3 of Article VIII of the Declaration empowers the Trustees of the Trust to amend the Declaration without the vote or consent of Shareholders to change the name of the Trust;

WHEREAS, the Trustees of the Trust have deemed it desirable to amend the Declaration in the following manner to change the name of the Trust, and a majority of the Trustees are empowered to make, execute and file this Amendment to the Declaration;

NOW, THEREFORE, the undersigned Trustees do hereby amend the Declaration in the following manner:

1. The caption at the head of the Declaration is hereby amended to read as follows:

             EATON VANCE TAX-MANAGED DIVERSIFIED EQUITY INCOME FUND

2. Article I Section 1.1 of the Declaration is hereby amended to read as follows:

                                    ARTICLE I

Section 1.1. Name. The name of the trust created hereby is Eaton Vance Tax-Managed Diversified Equity Income Fund.

This amendment shall be effective upon execution by all of the Trustees.
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IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument in full this 16th day of October, 2006.

/s/ Benjamin C. Esty           /s/ Ronald A. Pearlman
-------------------------      --------------------------------
Benjamin C. Esty               Ronald A. Pearlman

/s/ James B. Hawkes           /s/ Norton H. Reamer
-------------------------     --------------------------------
James B. Hawkes               Norton H. Reamer

/s/ Samuel L. Hayes, III      /s/ Lynn A. Stout
-------------------------     --------------------------------
Samuel L. Hayes, III           Lynn A. Stout

/s/ William H. Park           /s/ Ralph F. Verni
-------------------------     --------------------------------
William H. Park               Ralph F. Verni


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